UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2007, the Board of Directors of P. H. Glatfelter Company (the "Company") approved amendments to the Company's Articles of Incorporation, as amended and restated and subsequently amended, and Bylaws, as amended, to permit the issuance of uncertificated shares of capital stock. The Articles and Bylaw amendments were approved in response to a new rule adopted by the New York Stock Exchange ("NYSE") that requires NYSE-listed companies to be eligible for a direct registration program by January 1, 2008. A direct registration program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The Bylaw amendment was effective upon the Board's approval and the Articles amendment was effective upon the filing of the Articles of Amendment with the Pennsylvania Department of State, which occurred on December 20, 2007.

The amendment to the Articles and the amended section of the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the amendment to the Articles of Incorporation and amendment to the Bylaws are qualified in their entirety by reference to the full text of the amendment to the Articles of Incorporation and the amended section of the Bylaws attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amendment to the Articles of Incorporation of P. H. Glatfelter Company, effective December 20, 2007.

3.2 Amendment to the Bylaws of the P. H. Glatfelter Company, effective December 18, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

December 20, 2007	By:	/s/David C. Elder

Name: David C. Elder
Title: Corporate Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Articles of Incorporation of P. H. Glatfelter Company, effective December 20, 2007
3.2	Amendment to the Bylaws of the P. H. Glatfelter Company, effective December 18, 2007